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As filed with the Securities and Exchange Commission on October 9, 2001
Registration No. 333-65430

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

RSTAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	91-1836242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3000 Executive Parkway, Suite 150
San Ramon, CA 94583
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

1998 Stock Plan
1999 Employee Stock Purchase Plan
(Full Title of the Plan(s))

Lance Mortensen
President and Chief Executive Officer
rStar Corporation
3000 Executive Parkway, Suite 150
San Ramon, CA 94583
(925) 543-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David Wallace, Esq.
V.P. General Counsel, Secretary
rStar Corporation
3000 Executive Parkway, Suite 150
San Ramon, CA 94583
(925) 242-5236

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

* See Below	* N/A	* N/A	* N/A	* N/A

*
As no additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-65430, no further registration fee is required.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

    Omitted pursuant to the instructions and provisions of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

    Omitted pursuant to the instructions and provisions of Form S-8.

EXPLANATORY NOTE

    This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-65430) is being filed solely for the purposes of filing exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by rStar Corporation (the "Registrant") are hereby incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 17, 2001 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
(b)	(i)	The Registrant's Current Report on Form 8-K filed with the Commission on February 13, 2001 pursuant to Section 13 of the Exchange Act;
	(ii)	The Registrant's Current Report on Form 8-K filed with the Commission on April 27, 2001 pursuant to Section 13 of the Exchange Act;
	(iii)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 21, 2001 pursuant to Section 13 of the Exchange Act;
	(iv)	The Registrant's Current Report on Form 8-K filed with the Commission on May 23, 2001 pursuant to Section 13 of the Exchange Act;
	(v)	The Registrant's Current Report on Form 8-K filed with the Commission on July 3, 2001 pursuant to Section 13 of the Exchange Act;
	(vi)	The Registrant's Current Report on Form 8-K filed with the Commission on August 2, 2001 pursuant to Section 13 of the Exchange Act;
	(vii)	The Registrant's Current Report on Form 8-K filed with the Commission on August 13, 2001 pursuant to Section 13 of the Exchange Act;
	(viii)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Commission on August 14, 2001 pursuant to Section 13 of the Exchange Act;
	(ix)	The Registrant's Current Report on Form 8-K filed with the Commission on September 14, 2001 pursuant to Section 13 of the Exchange Act.
(c)
The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 13, 1999 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
(d)	The information contained in the Registrant's Registration Statement on Form S-8 filed with the Commission on October 20, 1999 (File No. 333-89331)

    In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Items 4 - 7

    Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of the Registrant's previously filed and currently effective Form S-8.

Item 8. Exhibits.

Exhibit Number		Description
5.1	*	Opinion of Counsel as to legality of securities being registered.
23.1	*	Consent of Counsel (contained in Exhibit 5.1).
23.2		Consent of Ernst & Young LLP, Independent Auditors.
23.3		Consent of Independent Certified Public Accountants.
24.1	*	Power of Attorney.
99.1
ZapMe! Corporation 1998 Stock Plan, as amended and restated July 28, 2000, and forms of Agreement (incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed on August 21, 2000).
99.2
ZapMe! Corporation 1999 Employee Stock Purchase Plan and form of Agreement (incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-1 filed on August 5, 1999, as amended)

*
Previously filed.

Item 9. Undertakings.

    Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of the Registrant's previously filed and currently effective Form S-8.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 5th day of October 2001.

RSTAR CORPORATION
By:	/s/ LANCE MORTENSEN Lance Mortensen President and Chief Executive Officer

POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed on this 5th day of October 2001 by the following persons in the capacity indicated:

Signatures	Title	Date

* Lance Mortensen	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	October 5, 2001
* Robert Edwards	Chief Financial Officer (principal financial and accounting officer)	October 5, 2001
* Michael Arnouse	Director	October 5, 2001
Charles Appleby	Director
* Sasson Darwish	Director	October 5, 2001
Amiel Samuels	Director
*By:	/s/ DAVID WALLACE David Wallace (Attorney-In-Fact)

Index to Exhibits

Exhibit Number		Description
5.1	*	Opinion of Counsel as to legality of securities being registered.
23.1	*	Consent of Counsel (contained in Exhibit 5.1).
23.2		Consent of Ernst & Young LLP, Independent Auditors.
23.3		Consent of Independent Certified Public Accountants.
24.1	*	Power of Attorney.
99.1
ZapMe! Corporation 1998 Stock Plan, as amended and restated July 28, 2000, and forms of Agreement (incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed on August 21, 2000).
99.2
ZapMe! Corporation 1999 Employee Stock Purchase Plan and form of Agreement (incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-1 filed on August 5, 1999, as amended)

*
Previously filed.

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PART I
  Item 1. Plan Information.
  Item 2. Registration Information and Employee Plan Annual Information.
EXPLANATORY NOTE
PART II
  Item 3. Incorporation of Documents by Reference.
  Items 4 - 7
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits